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                                                                   EXHIBIT 7.(a)

                              AGREEMENT OF JOINT FILING



    The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated September 24, 1997 containing the information required by Schedule 13D, for the shares of Common Stock of Xiox Corporation, held by Flanders Language Valley G.C.V. and Flanders Language Valley Management N.V.

October 31, 1997             FLANDERS LANGUAGE VALLEY G.C.V.

                             By:  FLANDERS LANGUAGE VALLEY
                                  MANAGEMENT N.V.


                                  By: /s/ Philip Vermeulen
                                     -------------------------------------
                                  Title:  Managing Director
                                        ----------------------------------



                                  By: /s/ Johan Vannieuwenhuyze
                                     -------------------------------------
                                  Title:  Director
                                        ----------------------------------



October 31, 1997             FLANDERS LANGUAGE VALLEY
                             MANAGEMENT N.V.



                             By: /s/ Philip Vermeulen
                                -------------------------------------
                             Title: Managing Director
                                   ----------------------------------



                             By: /s/ Johan Vannieuwenhuyze
                                -------------------------------------
                             Title: Director
                                   ----------------------------------